Exhibit 32.1

CERTIFICATION PURSUANT TO 18

U.S.C. SECTION 1350

In connection with the Quarterly Report of Professional Diversity Network, Inc. (the “registrant”) on Form 10-Q for the fiscal quarter ended September 30, 2025, as filed with the United States Securities and Exchange Commission on the date hereof (the “report”), the undersigned of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: November 14, 2025

/s/ Xun Wu
Xun Wu
Chief Executive Officer

/s/ Yiran Gu
Yiran Gu
Chief Financial Officer